Exhibit 99.3

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

(in thousands, except per share and share amounts)	November 29, 2014	August 30, 2014
Assets
Current assets:
Cash and cash equivalents	$209,008	$139,840
Short-term investment securities	4,003	8,800
Restricted cash and investments (Note 5)	30,892	31,380
Merchandise inventories	1,712,342	1,609,932
Deferred income taxes	61,709	65,856
Income tax refund receivable	43,872	64,458
Prepayments and other current assets	185,506	181,780
Total current assets	2,247,332	2,102,046
Property and equipment, net	1,709,237	1,688,213
Other assets	75,429	67,036
Total assets	$4,031,998	$3,857,295

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term borrowings (Note 4)	$270,000	$—
Current portion of long-term debt (Note 4)	185,200	16,200
Accounts payable	695,443	773,021
Accrued liabilities	320,205	335,054
Income taxes	4,755	4,755
Total current liabilities	1,475,603	1,129,030
Long-term debt (Note 4)	299,064	484,226
Other liabilities	311,098	316,382
Deferred gain	222,720	227,080
Deferred income taxes	36,840	34,852
Commitments and contingencies (Note 8)
Shareholders’ equity (Note 6):
Preferred stock, $1 par; authorized 500,000 shares; no shares issued and outstanding	—	—
Common stock, $0.10 par; authorized 600,000,000 shares; issued 121,164,188 shares at November 29, 2014, and 120,749,980 shares at August 30, 2014, and outstanding 114,399,786 shares at November 29, 2014, and 113,986,257 shares at August 30, 2014	12,118	12,077
Capital in excess of par	348,350	333,579
Retained earnings	1,730,071	1,724,041
Accumulated other comprehensive loss	(331)	(489)
Common stock held in treasury, at cost (6,764,402 shares at November 29, 2014, and 6,763,723 shares at August 31, 2013)	(403,535)	(403,483)
Total shareholders’ equity	1,686,673	1,665,725
Total liabilities and shareholders’ equity	$4,031,998	$3,857,295

See notes to the consolidated condensed financial statements.

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(Unaudited)

	13 Weeks Ended	13 Weeks Ended
(in thousands, except per share amounts)	November 29, 2014	November 30, 2013
Net sales	$2,556,422	$2,499,691
Costs and expenses:
Cost of sales	1,703,475	1,642,850
Selling, general and administrative	773,427	736,522
Merger fees	8,861	—
Cost of sales and operating expenses	2,485,763	2,379,372
Operating profit	70,659	120,319
Investment income	30	58
Interest expense	7,660	6,923
Other income	7,964	7,406
Income before income taxes	70,993	120,860
Income taxes	29,616	42,833
Net income	$41,377	$78,027
Net income per common share — basic	$0.36	$0.68
Weighted average shares — basic	114,157	114,581
Net income per common share — diluted	$0.36	$0.68
Weighted average shares — diluted	114,475	115,084
Dividends declared per common share	$0.31	$0.26

See notes to the consolidated condensed financial statements.

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	13 Weeks Ended	13 Weeks Ended
(in thousands)	November 29, 2014	November 30, 2013
Net income	$41,377	$78,027
Other comprehensive income:
Unrealized net gains on investment securities (net of taxes)	112	255
Other	46	18
Other comprehensive income	158	273
Comprehensive income	$41,535	$78,300

There were no material reclassifications from accumulated other comprehensive income into net income.

See notes to the consolidated condensed financial statements.

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	13 Weeks Ended	13 Weeks Ended
(in thousands)	November 29, 2014	November 30, 2013
Cash flows from operating activities:
Net income	$41,377	$78,027
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,702	61,734
Amortization of deferred gain	(4,848)	(4,205)
Lease obligations on closed stores due to restructuring initiatives	(7,019)	—
Merger fees	5,969	—
Deferred income taxes	9,637	1,402
Excess tax benefits from stock-based compensation	(3,387)	(5,244)
Stock-based compensation	2,800	5,530
Loss on disposition of property and equipment	2,151	2,865
Changes in operating assets and liabilities:
Merchandise inventories	(102,410)	(178,661)
Prepayments and other current assets	(3,697)	1,828
Other assets	(8,003)	1,057
Accounts payable and accrued liabilities	(117,867)	27,876
Income taxes	20,586	30,671
Other liabilities	1,865	3,253
Net cash (used in)/provided by operating activities	(93,144)	26,133

Cash flows from investing activities:
Purchases of restricted and unrestricted investment securities	(6,337)	(2,529)
Sales of restricted and unrestricted investment securities	11,224	26,111
Net change in restricted cash	(13)	373
Capital expenditures	(103,470)	(112,467)
Net proceeds from sale-leaseback	14,369	570
Proceeds from dispositions of property and equipment	750	165
Net cash used in investing activities	(83,477)	(87,777)

Cash flows from financing activities:
Short-term borrowings	764,000	686,000
Repayment of short-term borrowings	(494,000)	(444,000)
Repayment of long-term debt	(16,200)	(16,200)
Repurchases of common stock	—	(125,038)
Change in cash overdrafts	9,604	3,964
Proceeds from exercise of employee stock options	14,334	11,072
Excess tax benefits from stock-based compensation	3,387	5,244
Payment of dividends	(35,336)	(29,932)
Net cash provided by financing activities	245,789	91,110

Net change in cash and cash equivalents	69,168	29,466
Cash and cash equivalents at beginning of period	139,840	140,999
Cash and cash equivalents at end of period	$209,008	$170,465

See notes to the consolidated condensed financial statements.

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(Unaudited)

1.                                      General Information

In the opinion of management, the accompanying unaudited Consolidated Condensed Financial Statements contain all adjustments (consisting of only normal recurring accruals, except as indicated in the Footnotes of this Report) necessary to present fairly the following:

•                  The financial position as of November 29, 2014.

•                  The results of operations for the 13 weeks ended November 29, 2014 (“first quarter of fiscal 2015”), and November 30, 2013 (“first quarter of fiscal 2014”).

•                  Comprehensive income for the first quarter of fiscal 2015 and the first quarter of fiscal 2014.

•                  The cash flows for the first quarter of fiscal 2015 and the first quarter of fiscal 2014.

The unaudited Consolidated Condensed Financial Statements should be read in conjunction with the Consolidated Financial Statements and Footnotes included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 30, 2014 (“fiscal 2014”).

The results of operations for the first quarter of fiscal 2015 are not necessarily indicative of the results to be expected for the full year.

The preparation of the Company’s Consolidated Condensed Financial Statements, in conformity with generally accepted accounting principles in the United States of America (“GAAP”), requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Dollar Tree Merger Agreement

On July 27, 2014, the Company entered into a merger agreement (the “Dollar Tree merger agreement”) with Dollar Tree, Inc. (“Dollar Tree”), upon the terms and subject to the conditions of which a subsidiary of Dollar Tree will be merged with and into Family Dollar, with Family Dollar continuing as the surviving entity and a wholly-owned subsidiary of Dollar Tree. The merger is subject to Family Dollar stockholder approval; expiration, or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); and other customary closing conditions.

The Dollar Tree merger agreement contains provisions that in the event of termination of the Dollar Tree merger agreement, Family Dollar may be required to pay to Dollar Tree:

•                  Dollar Tree’s out-of-pocket expenses, not to exceed $90 million, if the merger agreement is terminated by either Dollar Tree or Family Dollar because Family Dollar fails to obtain the required stockholder approval at the Family Dollar stockholders’ meeting, as it may be adjourned or postponed.

•                  A termination fee of $305 million, less any payment paid in respect of Dollar Tree’s out-of-pocket expenses, under certain circumstances, including a change in the recommendation of the board of directors of Family Dollar or termination of the Dollar Tree merger agreement by Family Dollar to enter into an agreement for a “Company Superior Proposal,” as defined in the Dollar Tree merger agreement.

As of November 29, 2014, no amount has been recorded in the Company’s Consolidated Condensed Financial Statements related to these provisions.

Recent Accounting Pronouncements

In August 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-15 Presentation of Financial Statements - Going Concern (“ASU 2014-15”).  ASU 2014-15 provides guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures.  The ASU is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter and early adoption is permitted.  The Company does not expect the ASU to have material impact on the Consolidated Condensed Financial Statements.

In May 2014, the FASB issued ASU 2014-09 Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”).  The ASU is a comprehensive new revenue recognition model requiring a company to recognize revenue to depict the transfer of goods or services to a customer at an amount reflecting the consideration it expects to receive in exchange for those goods or services.  In adopting ASU 2014-09, companies may use either a full retrospective or a modified retrospective approach.  ASU 2014-09 is effective for the first interim period within annual reporting periods beginning after December 15, 2016, and early adoption is not permitted.  The Company plans to adopt ASU 2014-09 during the first quarter of fiscal 2018.  The Company is still assessing the impact of this ASU on the Consolidated Condensed Financial Statements.

In July 2013, the FASB issued Accounting Standards Update 2013-11 Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (“ASU 2013-11”).  The ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2013.  The ASU was effective for the Company beginning in the first quarter of fiscal 2015 and did not have a material impact on the Company’s Consolidated Condensed Financial Statements.

2.                                      Restructuring and Related Activities

During the second half of fiscal 2014, the Company completed a series of restructuring initiatives which included closing 377 underperforming stores and reducing expenses through workforce optimization.  As a result of these initiatives, the Company incurred $90.1 million of charges in fiscal 2014, consisting primarily of lease obligations, property and equipment impairments, inventory write-downs, and termination benefits.  The table below summarizes the restructuring accrual activity related to the Company’s restructuring initiatives completed in fiscal 2014.

(in thousands)	Employee termination benefits	Lease Obligations	Other	Total
Balance as of August 30, 2014	$823	$43,689	$4,206	$48,718
Charges	—	—	—	—
Cash Payments	(342)	(7,019)	(3,435)	(10,796)
Balance as of November 29, 2014	$481	$36,670	$771	$37,922

Additionally, in fiscal 2014, the Company entered into the Dollar Tree merger agreement, upon terms and subject to the conditions of which Dollar Tree will acquire Family Dollar in a cash and stock transaction.  In conjunction with this pending merger agreement, the Company incurred $8.9 million of professional fee expense in the first quarter of fiscal 2015, consisting primarily of legal costs.  The Company did not consider these professional fee expenses deductible for income taxes.

As of November 29, 2014, the Company’s accrual for fees associated with the pending merger was $15.1 million, included within Accrued liabilities on the Consolidated Condensed Balance Sheets.

3.                                      Fair Value Measurements

Fair value accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The following fair value hierarchy prioritizes the inputs used to measure fair value into three levels, giving the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs.

•                  Level 1—Quoted prices in active markets for identical assets or liabilities.

•                  Level 2—Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•                  Level 3—Inputs that are unobservable for the asset or liability.

The unobservable inputs in Level 3 can only be used to measure fair value to the extent that observable inputs in Level 1 and Level 2 are not available. The following table represents the Company’s fair value hierarchy as of November 29, 2014, and August 30, 2014, for items required to be measured at fair value on a recurring basis:

	November 29, 2014
(in thousands)	Fair Value	Level 1	Level 2	Level 3
Cash equivalents:
Money market funds	$3,903	$3,903	$—	$—
Investment securities:
Short-term bond mutual fund	4,003	4,003	—	—
Restricted cash and investments: (1)
Money market funds	59	59	—	—
Municipal debt securities	33,418	—	33,418	—
Corporate debt securities	571	571	—	—
Other assets:
Mutual funds (2)	18,646	18,646	—	—

	August 30, 2014
(in thousands)	Fair Value	Level 1	Level 2	Level 3
Cash equivalents:
Money market funds	$2,502	$2,502	$—	$—
Investment securities:
Auction rate securities	4,800	—	—	4,800
Short-term bond mutual fund	4,000	4,000	—	—
Restricted cash and investments: (1)
Money market funds	46	46	—	—
Municipal debt securities	34,398	—	34,398	—
Other assets:
Mutual funds (2)	19,689	19,689	—	—

(1)         As of November 29, 2014, restricted cash and investments of $30.9 million and $3.1 million were included in Restricted Cash and Investments and Other Assets, respectively, in the Consolidated Condensed Balance Sheet.  As of August 30, 2014, restricted cash and investments of $31.4 million and $3.0 million were included in Restricted Cash and Investments and Other Assets, respectively, in the Consolidated Balance Sheet.

(2)         Represents assets held pursuant to a deferred compensation plan for certain key management employees.  The Company has recorded a corresponding liability related to the deferred compensation plan in an amount equivalent to the assets above.  The liability for the deferred compensation plan is recorded in Other Liabilities on the Consolidated Balance Sheets.

On a non-recurring basis, the Company adjusts certain Property and Equipment to fair value through impairment charges.  Property and Equipment is reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable.  The fair value of the Property and Equipment is determined based on a discounted cash flow analysis using Level 3 inputs.  The Company estimates future cash flows based on historical experience and its expectations of future performance.  Impairment charges were not material during the first quarter of fiscal 2015 or during the first quarter of fiscal 2014.

Level 2 Inputs

All assets classified as Level 2 are valued using matrix pricing. The Company believes that while the assets valued using Level 2 inputs currently trade in active markets and prices could be obtained for identical assets, the classification of these investments as Level 2 is more appropriate when matrix pricing is used.

Auction Rate Securities

During the first quarter of fiscal 2015, the Company settled its remaining $4.8 million auction rate securities (“ARS”) portfolio, which included tax-exempt bonds collateralized by federally guaranteed student loans, at par.  During the first quarter of fiscal 2014, the Company liquidated $2.7 million par value of its ARS portfolio.

The ARS portfolio was valued using Level 3 inputs due to continued issues in the global credit and capital markets causing sustained failed auctions and uncertainty surrounding the timing of future liquidity.  For the past several years, the Company was able to liquidate its ARS portfolio, at or close to par value, when any of the following events occurred:  a buyer was found outside the auction process, the securities were called or refinanced by the issuer, or the underlying securities matured.

The Company had no temporary gross unrealized loss during the first quarter of fiscal 2015 and had a temporary gross unrealized loss of $2.4 million during the first quarter of fiscal 2014 related to its ARS portfolio.  Changes in the unrealized loss were included in Accumulated Other Comprehensive Loss within Shareholders’ Equity on the Consolidated Condensed Balance Sheets.

The fair value of each security was determined through the use of a discounted cash flow analysis using Level 3 inputs because there was no active market for the Company’s ARS portfolio.  The two most significant unobservable inputs used in the analysis were as follows:

•                  The weighted-average expected term to liquidate the securities.  The assumption used in the analysis was based on the Company’s estimate of the timing of future liquidity, which assumed the securities would be called or refinanced by the issuer or repurchased by the broker dealers prior to maturity.

•                  The illiquidity factor applied to the discount rate.   The assumption used in the analysis was based on market rates for similar liquid tax-exempt securities with comparable ratings and maturities.  Due to the uncertainty surrounding the timing of future liquidity, a factor was applied to the discount rates to reflect the illiquidity of the investments.

The inputs used in the Company’s analysis were sensitive to market conditions, and the Company’s valuation of its ARS portfolio changed based on the assumptions used.  The Company also evaluated each of its ARS for other-than-temporary impairment based on an analysis of the credit rating and parity ratio of each security.  The parity ratio is the ratio of trust assets available for distribution to creditors to the trust obligations to those creditors.  Based on these factors, the Company concluded there was no other-than-temporary impairment during the first quarter of fiscal 2015 or the first quarter of fiscal 2014.

The following tables summarize the change in the fair value of the Company’s ARS portfolio measured using Level 3 inputs during the first quarter of fiscal 2015 and the first quarter of fiscal 2014:

	13 Weeks Ended	13 Weeks Ended
(in thousands)	November 29, 2014	November 30, 2013
Beginning Balance - Level 3 inputs	$4,800	$22,977
Sales	(4,800)	(2,579)
Realized loss on sale of investments	—	(121)
Net unrealized gain included in other comprehensive income	—	288
Ending Balance - Level 3 inputs	$—	$20,565

Additional Fair Value Disclosures

The estimated fair value of the Company’s current and long-term debt was $505.9 million as of November 29, 2014, and  $530.4 million as of August 30, 2014. The Company has both public notes and private placement notes.  The fair value for the public notes is determined using Level 1 inputs as quoted prices in active markets for identical assets or liabilities are available.  The fair value of the portion of the debt that are private placement notes is determined through the use of a discounted cash flow analysis using Level 3 inputs as there are no quoted prices in active markets for these notes.  The discount rate used in the analysis was based on borrowing rates available to the Company for debt of the same remaining maturities, issued in the same private placement debt market. The fair value of the Company’s current and long-term debt was greater than the carrying value of the debt by $21.6 million as of November 29, 2014, and $30.0 million as of August 30, 2014.

4.                                      Current and Long-Term Debt

Principal Payment and Short-term Classification of Private Notes

On September 27, 2005, the Company obtained $250 million through a private placement of unsecured senior notes due September 27, 2015.  The first tranche has an aggregate principal amount of $169 million payable in a single installment on September 27, 2015, and therefore, has been classified as short-term as of November 29, 2014.

The second tranche has an aggregate principal balance of $81 million, with a required annual principal payment of $16.2 million each September 27 from September 27, 2011 through September 27, 2015.  During the first quarter of fiscal 2015, the Company made its scheduled principal payment in the amount of $16.2 million. The next and final principal payment of $16.2 million is due on September 27, 2015, and therefore, has been classified as short-term as of November 29, 2014.

Short-term Borrowings

On November 13, 2013, the Company entered into two new unsecured revolving credit facilities to replace its prior two unsecured revolving credit facilities.  The unsecured revolving credit facilities provide the Company the capacity to borrow up to $900 million, less standby letters of credit needed for collateral for its insurance program of $18.7 million as of November 29, 2014, and November 30, 2013.

As of November 29, 2014, the Company had $270.0 million of short-term borrowings outstanding under its unsecured revolving credit facilities.  During the first quarter of fiscal 2015, the Company had net borrowings of $270.0 million and an average daily outstanding balance of $159.4 million at a weighted-average interest rate of 1.4% under its unsecured revolving credit facilities.  As of August 30, 2014, the Company had no short-term borrowings outstanding under its unsecured revolving credit facilities.

The Company’s unsecured revolving credit facilities contain certain restrictive financial covenants, which include a consolidated debt to consolidated capitalization ratio, a fixed charge coverage ratio, and a priority debt to consolidated net worth ratio.  As of November 29, 2014, the Company was in compliance with all such covenants.

5.                                      Restricted Cash and Investments

The Company has restricted a portion of cash and investments to serve as collateral for certain of the Company’s insurance obligations held at its wholly owned captive insurance subsidiary.  These restricted funds cannot be withdrawn from the Company’s account without the consent of the secured party.  As of November 29, 2014, the Company held $34.0 million in this restricted account, of which $30.9 million was included in Restricted Cash and Investments and $3.1 million was included in Other Assets in the Consolidated Condensed Balance Sheet.  As of August 30, 2014, the Company held $34.4 million in this restricted account, of which $31.4 million was included in Restricted Cash and Investments and $3.0 million was included in Other Assets in the Consolidated Balance Sheet.  The classification between current and non-current is based on the timing of expected payments of the secured insurance obligations.

6.                                      Shareholders’ Equity

Stock Repurchases

During the first quarter of fiscal 2015, the Company did not repurchase shares of its common stock under the January 17, 2013,  share repurchase authorization.  During the first quarter of fiscal 2014, the Company purchased a total of 1.8 million shares of its common stock at a cost of $125.0 million.  All shares were purchased pursuant to share repurchase authorizations approved by the Board of Directors of the Company.  Shares purchased under the share repurchase authorizations are generally held in treasury or are canceled and returned to the status of authorized but unissued shares.

As of November 29, 2014, the Company had $245.8 million remaining under the January 17, 2013, share repurchase authorization.  There is no expiration date related to the share repurchase authorization.  Under the terms of the Dollar Tree merger agreement, the Company will not repurchase any shares of its common stock.

Option Exercises

During the first quarter of fiscal 2015, a total of 0.3 million stock options with a weighted average exercise price of $50.26 were exercised.  The total intrinsic value of the options exercised during the period was $14.3 million.  During the first quarter of fiscal 2014, a total of 0.3 million stock options with a weighted average exercise price of $33.72 were exercised. The total intrinsic value of the options exercised during the period was $11.8 million.

Dividends

During the first quarter of fiscal 2015, the Company paid cash dividends of $0.31 per share for a total of $35.3 million, as compared to cash dividends paid of $0.26 per share for a total of $29.9 million during the first quarter of fiscal 2014.  Under the terms of the Dollar Tree merger agreement, the Company will not pay any further dividends.

Stockholders’ Rights Plan

On June 8, 2014, the Company adopted a stockholders’ rights plan whereby the Board of Directors authorized and declared a dividend distribution of one right for each outstanding share of common stock of the Company to the stockholders of record at the close of business on June 19, 2014.  The rights are not presently exercisable and remain attached to the shares of common stock until the occurrence of certain triggering events.  The rights will expire on June 8, 2015, unless exercised, redeemed or exchanged prior that time.  The Board of Directors may terminate the rights plan before the expiration date or extend the expiration date.

Stock-Based Compensation

The Company’s practice is to make a single annual grant to all key employees participating in stock-based compensation programs and to generally make other grants only in connection with employment or promotions.  During the first quarter of fiscal 2015, the Company amended the expiration date of its stock options and introduced a new Restricted Stock Unit program.

Stock Options

The Company awards stock options at prices not less than the fair market value of the Company’s common stock on the grant date, as estimated by the Black-Scholes option-pricing model.  Stock options granted prior to October 2014 expire five years from the grant date, and stock options granted during and after October 2014 expire ten years from the grant date.  All stock options are exercisable to the extent of 40% after the second anniversary of the grant and an additional 30% at each of the following two anniversary dates on a cumulative basis.  Compensation cost is recognized on a straight-line basis, net of estimated forfeitures, over the requisite service period.

Performance Share Rights (“PSR”)

During the first quarter of fiscal 2015, the Company discontinued the PSR program as a method for granting new awards.  Currently, there are two active tranches of PSRs for plan years 2013 - 2015 and 2014 - 2016.

The Company’s PSRs give employees the right to receive shares of the Company’s common stock at a future date and have both a service condition and a performance condition.  The service condition is an explicit requisite service period determined at the grant date and is generally three years.  The performance condition is measured based on pre-tax return on equity and pre-tax income growth against a peer group determined by the Leadership Development and Compensation Committee of the Board of

Directors.  The actual number of shares issued can range from 0% to 200% of the employee’s target award depending on the Company’s performance relative to the peer group.

The Company values the PSRs at the grant date and re-evaluates the value each reporting period based on the most probable outcome of payout.  Therefore, the compensation cost is adjusted throughout the term of the award to reflect the estimate of the most probable payout of shares.  Upon vesting, the appropriate number of shares are issued, and the compensation cost reflects the total grant date fair value of those shares.

Restricted Stock Units (“RSU”)

During the first quarter of fiscal 2015, the Company implemented an RSU program, which replaces the PSR plan for new award issuances.  Currently, there is one active tranche of RSUs for the plan year 2015 - 2017.

The Company’s RSUs give employees the right to receive shares of the Company’s common stock at a future date and have only a service condition.  The service condition is an explicit requisite service period determined at the grant date and is generally three years.  The Company recognizes expense related to the fair value of RSUs over the requisite service period on a straight-line basis.  The fair value is determined using the closing price of the Company’s common stock on the grant date.

Employee Stock Purchase Program (“ESPP”)

During fiscal 2014, the Company instituted an ESPP which allows employees to purchase Company shares at a discount.  Shares are purchased on a semi-annual basis with the Company’s expense equal to 15% of the closing price on the date of purchase.  The share-based payment expense is recognized on a straight-line basis over the six-month offering period.  December 31, 2014, will be the final share purchase under the ESPP, and the program will be discontinued after that share purchase.

7.                                      Net Income Per Common Share

Basic net income per common share is computed by dividing net income by the weighted average number of shares outstanding during each period.  Shares purchased through the discounted ESPP are included in basic net income per common share.

Diluted net income per common share gives effect to all securities representing potential common shares that were dilutive and outstanding during the period.  In the calculation of diluted net income per common share, the denominator includes the number of additional common shares that would have been outstanding if the Company’s outstanding dilutive stock options, PSRs, and RSUs had been exercised, as determined by the treasury stock method.  Additionally, the incremental potential shares that would be issuable through the discounted ESPP, if the reporting date were the end of the offering period, were included in diluted net income per common share.

Certain stock options, PSRs, and RSUs, which have been summarized in the table below, were excluded from the calculation of diluted net income per common share because their effects were antidilutive.

	13 Weeks Ended	13 Weeks Ended
(in thousands)	November 29, 2014	November 30, 2013
Antidilutive shares	231	792

The following table sets forth the computation of basic and diluted net income per common share:

	13 Weeks Ended	13 Weeks Ended
(in thousands, except per share amounts)	November 29, 2014	November 30, 2013
Basic Net Income Per Common Share:
Net income	$41,377	$78,027
Weighted average number of shares outstanding	114,157	114,581
Net income per common share — basic	$0.36	$0.68

Diluted Net Income Per Common Share:
Net income	$41,377	$78,027
Weighted average number of shares outstanding	114,157	114,581
Effect of dilutive securities	318	503
Weighted average shares — diluted	114,475	115,084
Net income per common share — diluted	$0.36	$0.68

8.                                      Litigation

The Company is engaged in a number of legal proceedings.  The matters or groups of related matters discussed below, if decided adversely to the Company, or settled by the Company, individually or in the aggregate, may result in liability material to the Company’s Consolidated Financial Statements.

North Carolina Multi-District Misclassification Litigation

Since 2001, the Company has been involved in a series of cases in which certain store managers (“Store Managers”) have alleged they were improperly classified as exempt employees under the Fair Labor Standards Act (“FLSA”).  Current and former Store Managers have filed lawsuits alleging the Company violated the FLSA and/or similar state laws, by classifying them as “exempt” employees who are not entitled to overtime compensation.  The majority of the complaints also request recovery of overtime pay, liquidated damages, attorneys’ fees, and court costs.

In April 2008, a Multi-District Litigation forum (“MDL”) was created in the Western District of North Carolina, Charlotte Division (“NC Federal Court”) to handle cases alleging FLSA violations against the Company.  The first two of the MDL cases were Grace v. Family Dollar Stores, Inc. and Ward v. Family Dollar Stores, Inc., filed in May 2004 and June 2006, respectively.  In each of these cases, the court entered orders finding the plaintiffs were not similarly situated and, therefore, neither nationwide notice nor collective treatment under the FLSA was appropriate.  Since that time, the NC Federal Court has granted 60 summary judgments ruling Store Managers are properly classified as exempt from overtime.

Presently, there are a total of 10 named plaintiffs in the remaining cases in the MDL, for which the NC Federal Court has not decided the class certification or summary judgment issue.  The Company cannot reasonably estimate the possible loss or range of loss that may result from these cases.

Wage and Hour Class Action Litigation

The Company is currently a defendant in four additional class action lawsuits in four states alleging Store Managers should be classified as non-exempt employees under various state laws.  The plaintiffs in these cases seek recovery of overtime pay, liquidated damages, attorneys’ fees, and court costs.

•                  Farley, et al. v. Family Dollar Stores of Colorado, Inc., was filed in the United States District Court for the District of Colorado on February 7, 2012, seeking unpaid overtime compensation for a class of current and former Colorado Store Managers. On March 21, 2013, the Court granted the plaintiff’s motion for class certification.  Class notice was issued in June 2013 and class discovery concluded in January 2014.  In May 2014, the parties preliminarily agreed to settle the litigation and on October 30, 2014 the Court granted final approval of the settlement for an amount not material to the Consolidated Financial Statements.

•                  Hegab v. Family Dollar Stores, Inc., was filed in the United States District Court for the District of New Jersey on March 3, 2011.  The plaintiff is seeking unpaid overtime for himself and allegedly similarly situated current and former Store Managers under New Jersey law.  The matter was administratively dismissed without prejudice.  At the time of dismissal, no class had been certified.  On January 14, 2014, the parties preliminarily agreed to resolve the litigation on a claims-made basis for an amount not material to the Consolidated Financial Statements.  On June 6, 2014, the parties filed a Joint Motion for Preliminary Approval of the settlement with the Court.  The Court preliminarily approved the settlement on October 3, 2014.

•                  Itterly v. Family Dollar Stores of Pennsylvania, Inc., which was formerly pending in the NC Federal Court, was remanded back to the United States District Court for the Eastern District of Pennsylvania on February 8, 2012.  The plaintiffs are seeking unpaid overtime for a class of current and former Pennsylvania Store Managers whom the plaintiffs claim are not properly classified as exempt from overtime pay under Pennsylvania law.  Discovery closed in June 2012.  In August 2013, the Company filed summary judgment requesting the Court rule that Itterly was properly classified as exempt from overtime.  The District Court granted the Company’s motion on January 30, 2014, and the case is now dismissed.  On February 1, 2014, the plaintiffs filed a Notice of Appeal with the Third Circuit Court of Appeals.  Appellate briefing has been concluded.  The Third Circuit has preliminarily scheduled oral argument on the appeal for January 22, 2015.

•                  Premo v. Family Dollar Stores of Massachusetts, Inc., was filed in Worcester County Superior Court in the State of Massachusetts for alleged violations of the Massachusetts overtime law on April 26, 2013.  The plaintiffs are seeking unpaid overtime for a class of current and former Massachusetts Store Managers whom plaintiffs claim are not properly classified as exempt from overtime under Massachusetts law.  The Company removed the case to federal district court in Massachusetts on May 28, 2013.  The plaintiffs challenged the removal to federal court.  On March 28, 2014, the court remanded the claim back to state court.  On April 7, 2014, the Company filed an interlocutory petition for appellate relief from the remand decision to the United States Court of Appeals for the First Circuit and awaits the appellate court’s ruling.  In the interim, the Company filed its answer to the lawsuit on May 13, 2014.  The Company currently awaits the Court’s ruling on its motion.

Considering, among other factors, that the Company has obtained multiple decisions ruling its Store Managers are properly classified as exempt from overtime, the Company cannot reasonably estimate the possible loss or range of loss that may result from these cases, except for Hegab and Farley, which are subject to settlements.

Gender Pay Litigation

Luanna Scott, et al. v. Family Dollar Stores, Inc.

On October 14, 2008, a complaint was filed in the U.S. District Court in Birmingham, Alabama captioned Scott, et al. v. Family Dollar Stores, Inc. alleging discriminatory pay practices with respect to the Company’s female Store Managers.  This case was pled as a putative class action or collective action under applicable statutes on behalf of all Family Dollar female Store Managers.  The plaintiffs seek recovery of back pay, compensatory and punitive money damages, recovery of attorneys’ fees, and equitable relief.  The case was transferred to the United States District Court for the Western District of North Carolina in November 2008.

Presently, there are 48 named plaintiffs in the Scott case.  On January 13, 2012, the trial court granted the Company’s Motion to Strike the class allegations asserted in the complaint based in part upon the United States Supreme Court’s ruling in Dukes v. Wal-Mart.  The plaintiffs filed an appeal of the Court’s dismissal of the class allegations to the United States Court of Appeals for the Fourth Circuit.  On October 16, 2013, the Fourth Circuit Court of Appeals partially reversed the trial court’s ruling.  While the Fourth Circuit agreed the original Complaint should not proceed as a class action, it remanded the case and instructed the trial court to allow the amendment of the complaint, and then consider, based upon the amended complaint, whether the case should proceed as a class action.  On November 14, 2013, the Fourth Circuit denied further en banc review of the decision.  On January 24, 2014, the Company filed a Petition for Writ of Certiorari to the United States Supreme Court.  On June 30, 2014, the United States Supreme Court denied further review of the Fourth Circuit’s decision.  The case is now back with the district court.  On September 8, 2014, the district court entered a new Pretrial Order and Scheduling Plan and the parties will proceed with limited discovery pursuant to those Orders.

The Company has tendered the matter to its Employment Practices Liability Insurance (“EPLI”) carrier for coverage under its EPLI policy.  At this time, the Company expects the EPLI carrier will participate in any resolution of the case.  The Company has exceeded its insurance retention and expects any additional legal fees and settlements will be paid by the EPLI carrier.  No reserve is appropriate due to the status of the case.

Shareholder Litigation

Three putative class action lawsuits have been filed against Family Dollar, its directors, Dollar Tree and Dime Merger Sub, Inc., (subsidiary of Dollar Tree established for Family Dollar to merge into upon consummation of merger) in the Delaware Court of Chancery:

•                  Shiva Y. Stein v. Family Dollar Stores, Inc., et al., C.A. No. 9985, filed on July 31, 2014,

•                  Darrell Wickert v. Family Dollar Stores, Inc., et al., C.A. No. 10025, filed on August 11, 2014, and

•                  Stuart Friedman v. Family Dollar Stores, Inc., et al., C.A. No. 10080, filed on September 3, 2014.

On August 26, 2014, the Stein and Wickert actions were consolidated under the caption In re Family Dollar Stores, Inc. Stockholder, Litig., C.A. No. 9985-CB.  On September 11, 2014, all three actions were consolidated under the caption In re Family Dollar Stores, Inc. Stockholder Litig., C.A. No. 9985-CB.

Each of the three actions has been brought on behalf of a putative class of Family Dollar’s stockholders, and each alleges, generally, that the members of the Family Dollar board breached their fiduciary duties in connection with the pending Dollar Tree merger by, among other things, carrying out a process that the plaintiff alleges did not ensure adequate and fair consideration to Family Dollar’s stockholders. The plaintiffs further allege that Family Dollar and Dollar Tree aided and abetted the individual defendants’ breaches of their fiduciary duties. The plaintiffs seek equitable relief to enjoin consummation of the merger, rescission of the merger and/or rescissory damages, and attorneys’ fees and costs.

On August 28, 2014, the plaintiffs in the consolidated action filed motions for expedited proceedings and for a preliminary injunction enjoining the acquisition. On September 3, 2014, the plaintiffs in the consolidated action filed a motion for a temporary restraining order to require Family Dollar to terminate its rights agreement and to direct the Family Dollar board to deem the terms of Dollar General’s proposal sufficient to warrant entering into negotiations with Dollar General under the terms of the Dollar Tree merger agreement. At a hearing on September 10, 2014, the Delaware Court of Chancery concluded that the temporary restraining order application did not merit scheduling a hearing to consider such relief, and declined to do so.  A hearing on the plaintiffs’ motion for a preliminary injunction was held on December 5, 2014, and on December 19, 2014, the Delaware Court of Chancery denied, in its entirety, the plaintiffs’ motion for preliminary injunctive relief.  On December 24, 2014, plaintiffs filed an application in the Delaware Court of Chancery to certify an appeal from the denial of preliminary injunctive relief to the Delaware Supreme Court, which application the Delaware Court of Chancery denied on January 2, 2015.  The Company believes these lawsuits are without merit and intends to vigorously defend the claims in these actions.  Due to the preliminary status, the Company cannot reasonably estimate the possible loss or range of loss that may result from these lawsuits.

Other Litigation

Winn-Dixie Stores, Inc., et al. v. Family Dollar Stores of Florida, Inc.

On March 5, 2014, the Company was served with a lawsuit entitled Winn-Dixie Stores, Inc., et al. v. Family Dollar Stores of Florida, Inc. in the Circuit Court for the Eleventh Judicial Circuit, in and for Miami-Dade County, Florida (the “Circuit Court”).  In this lawsuit, Winn-Dixie Stores, Inc. (“Winn-Dixie”) alleges that 57 Family Dollar stores are currently, or have previously been, co-located in a shopping center with a Winn-Dixie store and are violating, or have violated, certain restrictive covenants Winn-Dixie contends are binding on the occupants of the shopping centers.  Winn-Dixie seeks damages and injunctive relief limiting the sale of food and other items sold in the Company’s stores at issue in the lawsuit.

This case follows similar actions brought by Winn-Dixie against Dollar General Corporation, Dollar Tree, Inc., and Big Lots, Inc.  The case against the Company is in the initial stages of litigation and the Company is evaluating Winn-Dixie’s claims.  The Company previously filed and prevailed on a Motion to Dismiss Winn-Dixie’s Amended Complaint.  Winn-Dixie filed a Second Amended Complaint on September 12, 2014.  Thereafter, the Company filed a Motion to Dismiss the Second Amended Complaint, which remains pending.  Winn-Dixie has also filed a Motion for Temporary Injunction seeking to limit the Company’s sale of food and other items in the stores at issue.  The Circuit Court has not set a hearing date for the Motion for Temporary Injunction.

This case has been assigned a trial date of January 4, 2016.  Due to the preliminary status, the Company cannot reasonably estimate the possible loss or range of loss that may result from this case.

Reginald Moore, et al. v. Family Dollar Stores, Inc.

On August 13, 2014, the Company was served with a putative class action petition entitled Reginald Moore, et al. v. Family Dollar Stores, Inc. in the Circuit Court of the City of St. Louis, Missouri.  Mr. Moore contends that he, and others similarly situated, received SMS text message advertisements from the Company, without providing express written consent in violation of the Telephone Consumer Protection Act (“TCPA”).  Mr. Moore has requested that the court enter an order certifying the action as a class action, and appointing him as representative of the class.  Mr. Moore further seeks judgment in favor of himself, and the proposed class, for all damages available under the TCPA, including statutory damages of $500 -$1,500 per willful violation.

The Case has been removed from the Circuit Court of the City of St. Louis, Missouri, to the United States District Court for the Eastern District of Missouri, Eastern Division.

The case against the Company is in the initial stages of litigation and the Company is working to evaluate the allegations contained in the class action petition.  Due to the preliminary status, the Company cannot reasonably estimate the possible loss or range of loss that may result from this case.

Other Matters

The Company is involved in numerous other legal proceedings and claims incidental to its business, including litigation related to alleged failures to comply with various state and federal employment laws, some of which are, or may be pled as class or collective actions, and litigation related to alleged personal or property injury damage, as to which the Company carries insurance coverage and/or has established accrued liabilities as set forth in the Company’s Consolidated Financial Statements.  While the ultimate outcome cannot be determined, the Company currently believes these proceedings and claims, both individually and in the aggregate, are not expected to have a material impact on the Company’s Consolidated Financial Statements.  However, the outcome of any litigation is inherently uncertain and, if decided adversely to the Company, or, if the Company determines settlement of such actions is appropriate, the Company may be subject to liability material to the Company’s Consolidated Financial Statements.

9.             Segment Information

The Company operates a chain of more than 8,100 general merchandise retail discount stores in 46 states, serving the basic needs of customers primarily in the low- and middle-income brackets.  The stores are supported by 11 distribution centers and one Store Support Center.  All stores operate under the Family Dollar name and are substantially the same in terms of size, merchandise, customers, distribution, and operations.  The Company has no franchised locations or other lines of business.  All the Company’s operations are located in the United States with the exception of certain sourcing entities located in Asia and Europe.  The foreign operations solely support domestic operations and are not material.  The Company manages the business on the basis of one operating segment and therefore, has only one reportable segment.  The following table presents net sales by classes of similar products.  The combination of Home Products, Apparel and Accessories, and Seasonal and Electronics are referred to as “Discretionary” categories.

	13 Weeks Ended	13 Weeks Ended
(in thousands)	November 29, 2014	November 30, 2013
Classes of similar products:
Consumables	$1,937,752	$1,873,096
Home Products	228,970	240,496
Apparel and Accessories	169,777	171,524
Seasonal and Electronics	219,923	214,575
Net sales	$2,556,422	$2,499,691

The following table describes the Company’s product categories in more detail:

Consumables	Batteries
Diapers
Food
Hardware and automotive supplies
Health and beauty aids
Household chemicals
Paper products
Pet food and supplies
Tobacco

Home Products	Domestics, including blankets, sheets and towels
Giftware
Home décor
Housewares

Apparel and Accessories	Boys’ and girls’ clothing
Fashion accessories
Infants’ clothing
Men’s clothing
Shoes
Women’s clothing

Seasonal and Electronics	Personal electronics, including pre-paid cellular phones and services
Seasonal goods
Stationery and school supplies
Toys

10.          Subsequent Event

On December 19, 2014, “The Tax Increase Prevention Act of 2014,” was enacted into law, which reinstated previously expired provisions, including the Work Opportunity Tax Credit (“WOTC”) through December 31, 2014.  If this provision had been in effect during the first quarter of fiscal 2015, the effective tax rate would have decreased by approximately 190 basis points.

11.          Guarantor & Non Guarantor Information:

On July 6, 2015, the Company was acquired by Dollar Tree, Inc. (“Dollar Tree”).  In connection with the financing of the acquisition, Dollar Tree completed offerings of senior notes to finance the transaction (the “Acquisition Notes”).  The Acquisition Notes are guaranteed jointly and severally in part by Family Dollar and certain of its subsidiaries (the “Family Dollar Guarantors”). Such guarantees are full and unconditional.  All of the subsidiaries, guarantor and non-guarantor are 100% owned by Dollar Tree. Supplemental condensed consolidating financial information of the Family Dollar Guarantors, is presented below. The information is presented in accordance with the requirements of Rule 3-10 under Regulation S-X of the SEC. The financial information may not necessarily be indicative of results of operations, cash flows or financial position had the guarantor or the non-guarantor subsidiaries operated as independent entities. Investments in subsidiaries are presented using the equity method of accounting. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

Condensed Consolidating Statements of Comprehensive Income

	Three Months Ended November 29, 2014
(in millions)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
Net sales	$2,556.4	$200.1	$(200.1)	$2,556.4
Cost of sales	1,717.7	184.6	(198.8)	1,703.5

Gross Profit	838.7	15.5	(1.3)	852.9
Selling, general and administrative	772.6	0.1	0.6	773.3
Merger Fees	8.9	—	—	8.9
Operating profit	57.2	15.4	(1.9)	70.7
Investment Income	—	2.3	(2.3)	—
Interest Expense	9.6	—	(1.9)	7.7
Other Income	8.0	—	—	8.0
Income before income taxes	55.6	17.7	(2.3)	71.0
Income taxes	28.8	0.8	—	29.6
Equity in earnings of subsidiaries	16.9	—	(16.9)	—
Net income	43.7	16.9	(19.2)	41.4
Other comprehensive income	—	0.2	—	0.2
Comprehensive income	$43.7	$17.1	$(19.2)	$41.6

Condensed Consolidating Balance Sheets

	November 29, 2014
(in millions)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated Company
ASSETS
Current assets:
Cash and cash equivalents	$117.0	$92.0	$—	$209.0
Short-term investment securities	—	4.0	—	4.0
Restricted cash and investments	—	30.9	—	30.9
Merchandise inventories	1,725.3	17.1	(30.1)	1,712.3
Deferred income taxes	50.8	10.9	—	61.7
Income tax refund receivable	46.9	(3.0)	—	43.9
Prepayments and other current assets	173.9	11.6	—	185.5
Due from intercompany	62.0	139.5	(201.5)	—
Total current assets	2,175.9	303.0	(231.6)	2,247.3

Property and equipment, net	1,706.6	2.6	—	1,709.2
Intercompany loan receivable	—	189.0	(189.0)	—
Other assets	72.2	9.3	(6.0)	75.5
Investment in subsidiary	159.4	—	(159.4)	—
Total assets	$4,114.1	$503.9	$(586.0)	$4,032.0
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	270.0	—	—	270.0
Current portion of long-term debt	185.2	—	—	185.2
Accounts payable	613.9	81.5	—	695.4
Accrued liabilities	119.2	201.0	—	320.2
Income taxes	4.8	—	—	4.8
Due to intercompany	139.5	62.0	(201.5)	—
Total current liabilities	1,332.6	344.5	(201.5)	1,475.6

Long-term debt	299.1	—	—	299.1
Intercompany loan payable	189.0	—	(189.0)	—
Other liabilities	317.2	—	(6.1)	311.1
Deferred gain	222.7	—	—	222.7
Deferred income taxes	36.8	—	—	36.8

Total Liabilities	2,397.4	344.5	(396.6)	2,345.3
Shareholders’ equity	1,716.7	159.4	(189.4)	1,686.7
Total liabilities and shareholders’ equity	$4,114.1	$503.9	$(586.0)	$4,032.0

Condensed Consolidating Statements of Cash Flows

	Three Months Ended November 29, 2014
(in millions)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidation Adjustments	Consolidated
Net cash provided by (used in) operating activities	$(133.4)	$40.3	$—	$(93.1)

Cash flows from investing activities:
Purchases of restricted and unrestricted investment securities	—	(6.3)	—	(6.3)
Sales of restricted and unrestricted investment securities	—	11.2	—	11.2
Net proceeds from sale-leaseback	14.4	—	—	14.4
Capital expenditures	(103.8)	0.3	—	(103.5)
Proceeds from dispositions of property and equipment	0.7	—	—	0.7

	(88.7)	5.2	—	(83.5)
Cash flows from financing activities:
Short-term borrowings	764.0	—	—	764.0
Repayment of short-term borrowings	(494.0)	—	—	(494.0)
Repayment of long-term debt	(16.2)	—	—	(16.2)
Changes in cash overdrafts	9.6	—	—	9.6
Proceeds from exercise of employee stock options	14.3	—	—	14.3
Excess tax benefits from stock-based compensation	3.4	—	—	3.4
Payment of dividends	(35.3)	—	—	(35.3)
	245.8	—	—	245.8
Net increase (decrease) in cash and cash equivalents	23.7	45.5	—	69.2
Cash and cash equivalents at beginning of year	93.3	46.5	—	139.8
Cash and cash equivalents at end of year	$117.0	$92.0	$—	$209.0